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                                                                    EXHIBIT 23.1

                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                 Goodwin Square
                               225 Asylum Street
                               Hartford, CT 06103
                             Phone: (860) 293-3500
                              Fax: (860) 293-3555

                                                               November 24, 1997

American Skiing Company
Sunday River Access Road
Bethel, ME 04217

    Re: Registration Statement on Form S-4

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1993, as amended (the "Securities Act"), filed by American Skiing Company, a Maine corporation (the "Company"), with the Securities and Exchange Commission (the "Commission").

    We consent to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                Very truly yours,

                                /s/ LEBOEUF, LAMB, GREENE
                                & MACRAE, L.L.P
                                --------------------------
                                LeBoeuf, Lamb, Greene &
                                MacRae, L.L.P